PROXY STATEMENT PURSUANT TO SECTION 14(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934
                   (Amendment No. __________)


[X]  Filed by the Registrant

[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                    PENNS WOODS BANCORP, INC.
        (Name of Registrant as Specified in its Charter)


_________________________________________________________________
            (Name of Person(s) Filing Proxy Statement
                  if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
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     Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

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          applies:

_________________________________________________________________

     2) Aggregate number of securities to which transaction applies:

_________________________________________________________________

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          computed pursuant to Exchange Act Rule 0-11 (Set forth
          the amount on which the filing fee is calculated and state how it was determined):

_________________________________________________________________

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_________________________________________________________________


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_________________________________________________________________


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     [ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its
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          ________________________________________________

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          ________________________________________________

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          ________________________________________________

                    PENNS WOODS BANCORP, INC.
                     Corporate Headquarters
                      115 South Main Street
                     Jersey Shore, PA  17740

                        Theodore H. Reich
                            President
                               and
                     Chief Executive Officer

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON APRIL 24, 1996


To Our Shareholders:

     Notice is hereby given that (the "Annual Meeting") of holders of common stock of Penns Woods Bancorp, Inc. (the "Corporation") will be held at the Williamsport Branch Office of Jersey Shore State Bank (the "Bank"), 300 Market Street, P.O. Box 967, Williamsport, PA 17703-0967, on April 24, 1996, at 12:30 P.M. prevailing time, for the following purposes:

     1. To elect three (3) Class 3 Directors, to serve for a three-year term that will expire in 1999, and until their successors are elected and qualified.

     2. To ratify the appointment by the Corporation's Board of Directors of Parente, Randolph, Orlando, Carey & Associates of Williamsport, Pennsylvania, Certified Public Accountants, as the independent auditors for the Corporation for the year ending December 31, 1996; and

     3. To transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof.

     Holders of record at the close of business on March 1, 1996, shall be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the Annual Meeting, each shareholder is entitled to one vote for each share of common stock, $10.00 par value, of the Corporation registered in the shareholder's name on the record date.

     A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted by (1) giving written notice of revocation to Sonya E. Hartranft, Secretary, Penns Woods Bancorp, Inc., 300 Market Street, P.O. Box 967, Williamsport, PA 17703-0967, (2) executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation or (3) voting in person after giving written notice to the Secretary of the Corporation.

     All Proxies properly executed and not revoked will be voted as specified.

     A copy of the Corporation's Annual Report and Form 10-K for the fiscal year ended December 31, 1995 is being mailed with this Notice. The Annual Report should not be regarded as Proxy solicitation materials.

     You are urged to mark, sign, date and promptly return your Proxy in the enclosed postage-paid envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional Proxy solicitation.

     You are cordially invited to attend the Annual Meeting. The giving of such Proxy does not affect your right to vote in person at the Annual Meeting, if you give written notice to the Secretary of the Corporation of your intention to vote at the Annual Meeting.

                              By Order of the Board of Directors,


                              /s/ Theodore H. Reich


                              Theodore H. Reich
                              President and
                              Chief Executive Officer

Dated:  March 22, 1996

                    PENNS WOODS BANCORP, INC.

         115 South Main Street, Jersey Shore, PA  17740


            PROXY STATEMENT FOR THE ANNUAL MEETING OF
            SHAREHOLDERS TO BE HELD ON APRIL 24, 1996


Introduction, Date, Time and Place of Annual Meeting

     This Proxy Statement is being furnished in connection with the Solicitation by the Board of Directors of PENNS WOODS BANCORP, INC. (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting (the "Annual Meeting") of holders of common stock (the "common stock") of the Corporation to be held on April 24, 1996, at 12:30 P.M. prevailing time, at the Williamsport Branch Office of Jersey Shore State Bank (the "Bank"), 300 Market Street, P.O. Box 967, Williamsport, PA 17703-0967, and any adjournment or postponement thereof.

     The main office of the Corporation is located at 115 South Main Street, P.O. Box 5098, Jersey Shore, PA 17740. The telephone number is (717)398-2213. All inquiries should be directed to Theodore H. Reich, President of the Corporation,
(717)322-1111. The Bank is a wholly owned subsidiary of the Corporation.

Voting Securities

     Holders of record of the common stock, par value $10.00 per share, at the close of business on March 1, 1996, will be entitled to notice of and to vote at the Annual Meeting. On March 1, 1996 there were 1,271,528 shares of common stock issued and outstanding. Each share of the common stock outstanding as of the close of business on March 1, 1996, is entitled to one vote on each matter that comes before the meeting and holders do not have cumulative voting rights with respect to the election of directors.

     Under Pennsylvania law and the Bylaws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum the three nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not constitute or be counted as votes cast for such nominee.

     Assuming the presence of a quorum the affirmative vote of a majority of all votes cast by shareholders at the Annual Meeting is required for the ratification of the independent auditors. Abstentions and broker non-votes will not constitute or be counted as votes cast and therefore will not count either for or against ratification.

Right of Revocation

     A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted (1) by giving written notice of revocation to Sonya E. Hartranft, Secretary, Penns Woods Bancorp, Inc., 300 Market Street, P.O. Box 967, Williamsport, PA 17703-0967, (2) by executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation or
(3) by voting in person after giving written notice to the Secretary of the Corporation.

     All Proxies properly executed and not revoked will be voted as specified.

Solicitation

     This Proxy Statement and enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation
on or about March 22, 1996.   Shares represented by the Proxy, if
properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted "FOR" the Class 3 nominees noted, and "FOR" the ratification of the appointment of Parente, Randolph, Orlando, Carey & Associates, Certified Public Accountants, as the independent auditors of the Corporation for the year ending December 31, 1996. The execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person if the shareholder gives written notice to the Secretary of the Corporation. The cost of assembling, printing, mailing and soliciting Proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the solicitation of Proxies by use of the mails, directors, officers and employees of the Corporation and\or the Bank may solicit Proxies by telephone, telegraph or personal interview, with nominal expense to the Corporation. The Corporation will also pay the standard charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding Proxy soliciting material to the beneficial owners of shares.

Quorum

     Pursuant to the Bylaws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, shall constitute a quorum for transaction of business at the Annual Meeting.

PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S
COMMON STOCK

PRINCIPAL OWNERS

     As of March 1, 1996, there were no persons who owned of record or who are known by the Board of Directors to be beneficial owners of more than 5% of the Corporation's Common
Stock.

BENEFICIAL OWNERSHIP AND INFORMATION REGARDING
DIRECTORS

     The following table sets forth as of March 1, 1996, information regarding the number of shares and percentage of the outstanding shares of common stock beneficially owned by each Director and all Officers and Directors of the Corporation as a group. The following table also sets forth the name, address, principal occupation and certain additional information regarding each Director.

                    Principal                                      *Number of
                    Occupation                                       Shares           Percentage
Name and            for Past                            Director   Beneficially           of
Address (1)         Five Years (2)             Age      Since(3)    Owned (4)           Class

Phillip H. Bower    Owner                       62       1989         15,240(J)         1.33%
Turbotville, PA     Central Equipment Co.               (1989)         1,684(BI)
Class 2 (B)         Type of Business:
                    Equipment Rental

Lynn S. Bowes       Farmer                      58       1983          9,887(I)         1.89%
Jersey Shore, PA                                        (1974)        11,298(J)
Class 3 (C)                                                            2,896(BI)

William S. Frazier  Owner                       64       1983         19,338(I)         2.50%
Jersey Shore, PA    Shore Auto Parts, Inc               (1980)         7,857(J)
Class 3 (C)                                                            4,542(BI)

James M. Furey, II   President &                48       1990          1,245(I)          .16%
Cogan Station, PA    General Manager                    (1990)           624(J)
Class 2 (B)          Eastern Wood Products;                              144(BI)
                     Type of Business:
                     Hardwood Lumber Products

Allan W. Lugg        Partner in the Law         67       1995          9,571(I)          .75%
Flemington, PA       Firm of Lugg & Lugg
Class 1 (A)

Jay H. McCormick     President & Owner          58       1983           6,678(I)         .62%
Williamsport, PA     J.H.M. Enterprises, Inc.           (1974)          1,218(BI)
Class 3 (C)          Type of Business:
                     Trucking Company

R. Edward            Vice President             43       1995           1,035(I)         .08%
Nestlerode, Jr.      of Nestlerode Contracting
Class 1 (A)          Co, Inc.

James E. Plummer     Secretary of the Bank      53       1995          10,944(I)        1.20%
Lock Haven, PA       Retired                                            1,800(J)
Class 2 (B)          Former President of                                  540(BI)
                     Lock Haven Savings Bank                            1,946(BI)

Theodore H. Reich(5) President of the Bank      57        1983         11,946(I)        1.71%
Jersey Shore, PA     & the Corporation                   (1973)         2,661(J)
Class 2 (B)                                                             1,245(BI)
                                                                        6,000(BI)

Howard M. Thompson    Director and              68        1983          1,611(I)        2.11%
Jersey Shore, PA      Chairman of the Board              (1965)         9,225(J)
Class 1 (A)           C.D. Thompson & Sons, Inc.                       15,975(BI)
                      Type of Business:
                      Meat Packing;
                      HR&R Realty Partnership

William F.            Retired                    69       1983          7,215(J)         .57%
Williams, Jr.         Former Vice President              (1962)
Jersey Shore, PA      of the Bank
Class 1 (A)

All Executive Officers
and Directors as a
Group (D)                                                             173,427          13.50%

*(I) Individual Ownership    (J) Joint Ownership    (BI) Beneficial Interest

(A)  A Class 1 Director whose term expires in 1998.
(B)  A Class 2 Director whose term expires in 1997.
(C)  A Nominee for Class 3 Director whose term expires in 1999.

(D)  Executive Officers of the Corporation included, not listed, in the preceding table total are Ronald A. Walko, Vice
     President; Hubert A. Valencik, Vice President; Chris B. Ward, Treasurer; and Sonya E. Hartranft, Secretary.

(1) There is no family relationship, by blood, marriage or adoption between any of the foregoing Directors and any other Executive Officer or Director of the Corporation or its subsidiaries. None of the foregoing Directors or Executive Officers are involved in any legal action that is material to an evaluation of their ability or integrity to act as a Director or Executive Officer.

(2) All directors and nominees have held the positions indicated or another senior executive position with the same entity or one of its affiliates or predecessors for the past five years except Mr. James E. Plummer who was President of Lock Haven Savings Bank from September 1987 through April 7, 1995 and Mr. William F. Williams, Jr., who was Vice President of the Bank until January 1992.

(3) The date appearing in parenthesis opposite each Director's name in the "Director Since" column represents the year in which each such nominee or Director became a Director of the Bank. Each person listed presently serves as a Director of the Corporation.

(4) The foregoing Directors, as of March 1, 1996, according to the information supplied by them, owned beneficially, directly or indirectly, the number of shares of common stock of the Corporation set opposite their respective names. Beneficial Ownership is determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include, in addition to shares held by the Director, securities owned by or for the benefit of the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 1, 1996. Beneficial ownership may be disclaimed as to certain of the securities.

(5) Mr. Reich also serves as: Director & Vice President - Lycoming Foundation; Director - Norcen Industries, Inc.; Advisory Director - Northcentral Pennsylvania Conservancy; Director - Little League Baseball, Inc.; General Partner - Keystone Realty Associates.


            THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Corporation appointed the following committees for 1995:

                                                       Number of
                                                       Times Met
                                                      During 1995
                                                      -----------

AUDIT:           William S. Frazier, Phillip H.            0
                 Bower, Lynn S. Bowes, Allan W.
                 Lugg, William F. Williams, Jr.
                 and James E. Plummer

BUILDING:        Howard M. Thompson, James M.              0
                 Furey, II, Phillip H. Bower,
                 Jay H. McCormick and R. Edward
                 Nestlerode, Jr.

The Bank appointed the following Committees for 1995:

AUDIT:           Lynn S. Bowes, James M. Furey, II,        4
                 Allen W. Lugg and Jay H. McCormick

BUILDING:        Lynn S. Bowes, Howard M. Thompson,        1
                 Jay H. McCormick, William S.
                 Frazier and R. Edward Nestlerode Jr.

RETIREMENT:      Phillip H. Bower, James E. Plummer,       0
                 James E. Furey, II, Allan W. Lugg
                 and William F. Williams, Jr.

INSURANCE:       R. Edward Nestlerode, Jr., Phillip H.     1
                 Bower and James E. Plummer

SALARY:          Phillip H. Bower, William S. Frazier,     2
                 James M. Furey, II, Jay H. McCormick,
                 Howard M. Thompson, William F.
                 Williams, Jr., Lynn S. Bowes,
                 Allan W. Lugg,  R. Edward
                 Nestlerode, Jr. and James E. Plummer

ASSET LIABILITY
COMMITTEE:       Theodore H. Reich, Jay H.                 2
                 McCormick, William P. Young,
                 Hubert A. Valencik, Sonya E.
                 Hartranft, Ronald A. Walko,
                 R. Edward Nestlerode, Jr. and
                 Howard M. Thompson.

    The Board of Directors of the Corporation met ten (10) times during 1995. The Board of Directors of the Bank met twenty-five
(25) times during 1995. All of the Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the Committees of which they were members.

     In connection with the consummation of the merger of Lock Haven with and into the Bank in April 1995, the Board of Directors of the Corporation established the Jersey Shore State Bank/Lock Haven Advisory Board. The Advisory Board consists of certain of the members of the Board of Trustees of Lock Haven who held office immediately preceding the completion of the merger. The purpose of the Advisory Board is to assist the Board of Directors of the Corporation in addressing any post-closing matters that may arise concerning the business and operations of the combined entity.

     The Board of Directors of the Corporation assumes the role of the nominating committee. In determining its nominees for election to the Board, the Board of Directors will consider nominees recommended by shareholders. Such shareholder recommendations for 1997 shall be made in writing no later than January 1, 1997, addressed to the Corporate Secretary, Penns Woods Bancorp, Inc., 300 Market Street, Williamsport, Pennsylvania 17701. Nominations for director to be made at the Annual Meeting by shareholders entitled to vote for the election of directors must be submitted to the Secretary of the Corporation not later than the close of business on the twentieth day immediately proceeding the Annual Meeting, which notice must contain certain information specified in the Bylaws. No notice of nomination for election as a director has been received from any shareholder as of the date of this Proxy Statement. If a nomination is attempted at the Annual Meeting which does not comply with the procedures required by the Bylaws or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination and/or such votes may be disregarded.

PRINCIPAL OFFICERS OF THE CORPORATION

     The following table lists the Executive Officers of the Corporation as of March 1, 1996:
                                                          Year
                          Position and/or      Bank       First
                            Offices with     Employee    Elected
Name                Age   the Corporation      Since   as Officer
----                ---   ---------------    --------  ----------
Theodore H. Reich    57   President & Chief    1970       1983
                          Executive Officer
Ronald A. Walko      49   Vice President       1986       1987
Hubert A. Valencick  54   Vice President       1984       1985
Chris B. Ward        49   Treasurer            1973       1983
Sonya E. Hartranft   36   Secretary            1981       1984


PRINCIPAL OFFICERS OF THE BANK

     The following table lists the Executive Officers of the Bank as of March 1, 1996:

                                                          Year
                          Position and/or      Bank       First
                            Offices with     Employee    Elected
Name                Age       the Bank         Since   as Officer
----                ---   ---------------    --------  ----------
Theodore H. Reich    57   President & Chief    1970       1970
                          Executive Officer
Hubert A. Valencick  54   Senior Vice          1984       1984
                          President and
                          Operations Officer
Ronald A. Walko      49   Senior Vice          1986       1986
                          President and
                          Senior Loan
                          Officer
Chris B. Ward        49   Vice President       1973       1973
Sonya E. Hartranft   36   Controller           1981       1984
G. David Gundy       47   Vice President       1992       1992


     Mr. Reich joined the Bank in 1970 as Vice President and
Cashier, and was elected President in 1973. On January 7, 1983, he became President of Penns Woods Bancorp, Inc.

                      ELECTION OF DIRECTORS

     The Bylaws provide that the Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) Directors who are shareholders, the exact number to be fixed and determined from time to time by resolution of the full Board of Directors or by resolution of the shareholders at any annual or special meeting. The Board of Directors has set the number of Directors to be eleven (11). The Bylaws further provide that the Directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, Class 2 and Class 3. The Directors of each class serve for a term of three(3) years and until their successors are elected and qualified. The Directors of the Corporation serve as follows:

          Class 1 Directors whose term expires in 1998:
                          Allan W. Lugg
                    R. Edward Nestlerode, Jr.
                        Howard M. Thompson
                     William F. Williams, Jr.

          Class 2 Directors whose term expires in 1997:
                         Phillip H. Bower
                        James M. Furey, II
                         James E. Plummer
                        Theodore H. Reich

    Nominees for Class 3 Directors whose term expires in 1999:

                          Lynn S. Bowes
                        William S. Frazier
                         Jay H. McCormick

     It is intended that the Proxies solicited hereunder will be voted FOR (unless otherwise directed) the three (3) nominees listed previously for Class 3 Directors. Each nominee has agreed to serve if elected and qualified. The Corporation does not contemplate that any nominee will be unable to serve as a Director for any reason. However, in the event one or more of the nominees should be unable to stand for election, Proxies will be voted for the remaining nominees in accordance with the best judgment of the Proxyholders.

                      EXECUTIVE COMPENSATION

     The following table sets forth the annual salary, bonuses, and all other compensation awards and payouts for services in all capacities to the Corporation for the three years ended
December 31, 1995, of the Chief Executive Officer of the Corporation. No other executive officers of the Corporation received total annual salary and bonus in excess of $100,000:

                   SUMMARY COMPENSATION TABLE
                       ANNUAL COMPENSATION

                    ANNUAL COMPENSATION                              LONG TERM COMPENSATION
------------------------------------------------------------   ---------------------------------
                                                                         AWARDS          PAYOUTS
       (a)           (b)       (c)       (d)          (e)           (f)          (g)        (h)         (i)
                                                               -----------------------   -------
                                                                            Securities
      Name                                          Other      Restricted   Underlying
      and                                          Annual         Stock      Options/      LTIP      All Other
   Principal                Salary     Bonus    Compensation    Award(s)       SAR's     Payouts   Compensation
    Position        Year    ($)(1)      ($)     ($)      (2)       ($)      (#)    (3)     ($)     ($)      (4)
   ---------        ----    ------     -----    ------------   ----------   ----------   -------   ------------
Theodore H. Reich   1995   $168,204   $25,500        $0            $0          3,000        $0        $3,082
Chief Executive     1994   $167,504   $20,500        $0            $0          3,000        $0        $3,080
Officer (5)         1993   $165,004   $23,577        $0            $0          3,000        $0        $2,998

(1) Total includes base salary and directors fees. Directors fees were $8,200 (includes $1,000 retainer fee), $7,500 and $5,000 in 1995, 1994 and 1993, respectively.

(2) The cost of certain perquisites and other personal benefits are not included because they do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in columns (c) and (d) above.

(3) Indicates number of shares of common stock of the Corporation for which options were granted during applicable periods. The options granted in 1993 and 1994 have been adjusted for the 50% stock dividend issued in July 1995.

(4) Indicates contributions paid in 1993, 1994 and 1995, in the amount of $2,998, $3,080 and $3,082, respectively, by the Bank to the Bank's 401(k) Plan for the benefit of Mr. Reich.

(5)  Mr. Reich serves as both President and Chief Executive
     Officer of the Corporation and the Bank and is a member of the Board of Directors of the Corporation and the Bank.

                        OPTION/SAR GRANTS

     The following table sets forth information concerning grants of stock options to Theodore H. Reich, Chief Executive Officer of the Corporation, during the fiscal year ended December 31, 1995.

            OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                                                    Potential Realizable
                                                                                      Value at Assumed
                                                                                      Annual Rates of
                                                                                        Stock Price
                                                                                        Appreciation
                                        Individual Grants                           for Option Term (2)
                    ----------------------------------------------------------   --------------------------
         (a)             (b)          (c)         (d)        (e)         (f)        (g)      (h)       (i)
                     Number of    %of Total
                    Securities    Options/
                    Underlying      SARs
                     Options/    Granted to   Exercise    Market
                       SARs       Employees   or base    Price at
                      Granted     in Fiscal    Price       Grant    Expiration
       Name             (#)         Year       ($/Sh)      Date        Date      0% ($)    5% ($)   10% ($)
       ----         ----------   ----------   --------   --------   ----------   ------   -------   -------
Theodore H. Reich      3,000         58%       $35.00     $36.00     12/19/97    $3,000   $14,070   $25,680
Chief Executive
Officer

(1) Options were granted by the Corporation to Mr. Reich pursuant to Stock Option Agreements by and between the Corporation and Mr. Reich. All options granted under the agreements represent nonqualified stock options. The options are exercisable for a period of two years from the date of the grant. The exercise price of the options is $35.00 per share.

(2) The dollar amounts set forth above are the result of calculations made at the 0%, 5% and 10% appreciation rates set forth in Securities and Exchange Commission regulations and are not intended to indicate future price appreciation, if any, of the Corporation's common stock.

          OPTION/SAR EXERCISES AND YEAR END VALUE TABLE

               Aggregated Option/SAR Exercises in
        Last Fiscal Year and FY-End Option/SAR Values(1)

       (a)                   (b)                 (c)                 (d)                    (e)
                                                                  Number of
                                                                 Securities               Value of
                                                                 Underlying             Unexercised
                                                                 Unexercised           In-the-Money
                                                                Options/SARs          Options/SARs at
                                                                at FY-End (#)            FY-End ($)
                       Shares Acquired          Value            Exercisable/           Exercisable/
      Name             on Exercise (#)      Realized ($)      Unexercisable (1)      Unexercisable (2)
      ----             ---------------      ------------      -----------------      -----------------
Theodore H. Reich           3,000              56,000              6,000/0               47,101/0

(1) All amounts represent stock options. No SAR or SAR's granted in tandem with stock options were either exercised during 1995 or outstanding at fiscal year-end 1995. Options to acquire 3,000 shares of the Corporations common stock were granted to Mr. Reich in 1994 and an option to acquire 3,000 shares was granted in 1995. The exercise price of such options were $21.33 per share and $35.00 per share, respectively.

(2) "In-the-money" options are stock options with respect to which the market value of the Corporation's common stock exceeded the exercise price at December 31, 1995. The value of such options is determined by subtracting the aggregate exercise price of such options from the aggregate fair market value of the underlying shares of common stock on December 31, 1995.

                         RETIREMENT PLAN

     The Bank has a noncontributory defined benefit pension plan (the "Plan") for all employees meeting certain age and length of service requirements. Benefits are based primarily on years of service and the average annual compensation earned by an employee, which is the employee's annual compensation averaged over the five highest paid consecutive calendar years within the final ten years of employment. Annual compensation is based upon the employees W-2 wages, which includes base salary, bonus, personal vehicle mileage for certain executive officers and life insurance coverage that exceeds $50,000. The Bank's funding policy is consistent with the funding requirements of Federal law and regulations. Plan assets are comprised of common stock and U.S. Government and corporate debt securities.

     The accrued Normal Retirement Benefit is determined by the following formula: 1.4% of the average annual compensation up to social security covered compensation multiplied by the credited service, plus 2% of the average annual compensation that is in excess of the Social Security covered compensation multiplied by
the number of years of credited service.   Based on the preceding
formula, minimum projected annual retirement benefits are set forth below.

 Final Five Years           Total Projected Years of Service
Annual Compensation       15         20         30         35
       10,000            2,100      2,800      4,200      4,900
       15,000            3,150      4,200      6,300      7,350
       20,000            4,200      5,600      8,400      9,800
       30,000            6,300      8,400     12,600     14,700
       40,000            8,400     11,200     16,800     19,600
       50,000           10,500     14,000     21,000     24,500
       60,000           12,600     16,800     25,200     29,400
       70,000           14,700     19,600     29,400     34,300
       80,000           16,800     22,400     33,600     39,200
       90,000           18,900     25,200     37,800     44,100
      100,000           21,000     28,000     42,000     49,000
      110,000           23,100     30,800     46,200     53,900
      120,000           25,200     33,600     50,400     58,800
      130,000           27,300     36,400     54,600     63,700
      140,000           29,400     39,200     58,800     68,600
      150,000           31,500     42,000     63,000     73,500

     Current remuneration covered by the Plan in 1995 for Mr. Reich was $31,154. The estimated annual benefits payable upon retirement at normal retirement age to Theodore H. Reich for the fiscal year 1995 is $89,670. As of December 31, 1995, Mr. Reich was credited with twenty-three years of service. The number of Plan Participants in 1995 was 120. Total Plan assets as of December 31, 1995, were $1,845,373.

                    COMPENSATION OF DIRECTORS

     All directors of the Bank receive $300.00 for each meeting of the Board of Directors and $150.00 for each Committee meeting of the Board of Directors of the Bank. A $1,000 retainer fee was also paid to each Director of the Corporation during 1995. In addition, directors received compensation for accompanying an officer on property appraisals at a rate of $20.00 for the first hour and $10.00 for each subsequent hour. The Secretary of the Board of Directors also receives $50.00 for each Board meeting. In the aggregate, the Board of Directors received $93,045 for all Board of Directors' meetings and committee meetings of the Bank attended. This total also includes the total received for appraisals, the secretarial function and the retainer fee. A portion of these fees were used to fund a deferred compensation plan for Directors who participated in the plan.

     In addition, beginning in May 1995, members of the Jersey
Shore State Bank/Lock Haven Advisory Board received $150 per advisory board meeting attended, for a total of $9,450 received.

       BOARD COMPENSATION REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors of the Corporation is responsible for the management of the affairs of the Corporation and the supervision of its subsidiary, Jersey Shore State Bank. The Board of Directors best serves the interests of its shareholders, customers and the communities served by the Corporation and its subsidiary by engaging persons who have the skills and expertise to implement the strategic goals and objectives of the Corporation in a cost-effective manner.

     The Corporation's philosophy concerning the Bank's compensation program is to offer competitive compensation for each employee based upon their personal performance and contributions to the success of the Corporation. The Salary Committee, which is comprised of the ten outside directors listed below, administers the compensation program. The Committee's objective is to establish a compensation policy that will enable the Corporation to attract, retain, motivate and reward executive officers who are critical to the success of the Corporation. The Committee believes that the existing compensation program accomplishes these objectives. The Committee determines annually the compensation of the executive officers, which includes the chief executive officer (the "CEO"), the senior vice presidents, the controller and other vice presidents. The Board of Directors ratifies all actions taken by the Committee as they relate to the compensation of the executive officers.

CEO Compensation

     The Board of Directors determined that the 1995 base compensation for the CEO would be $160,004 based upon an Executive Employment Agreement that was adopted in January 1995.
The Employment Agreement is described on the following pages.
Executive Officers

     Increases in the compensation of the other executive officers is determined by the Committee based upon, among other things, the following factors: earnings, return on assets, return on equity, total assets, and the quality of the loan portfolio of the Corporation and the Bank. Notwithstanding the foregoing, the Committees' determination is based upon a review of all information that it deems relevant in determining, with respect to each particular executive officer, the compensation to be paid to such officer.

     In addition to base salary, the executive officers of the Corporation and the Bank may participate in the annual and long term incentive plans, including stock options that are granted to certain senior executive officers and a 401(k) plan. This plan is available to all qualified Bank employees.

     The compensation opportunities that are available to the Bank's employees are influenced by market conditions, the individual's responsibilities, and the employee's contributions to the success of the Corporation. Employees are reviewed annually on a calendar basis. The Bank attempts to offer compensation that is comparable with that offered by other employers in our industry. The Corporation strives to meet its objectives and strategic goals by providing fair compensation to its employees.

                 Members of the Salary Committee

     Phillip H. Bower               Jay H. McCormick

     Lynn S. Bowes                  Howard M. Thompson

     William S. Frazier             William F. Williams, Jr.

     James M. Furey, II             Allan W. Lugg

     R. Edward Nestlerode, Jr.      James E. Plummer


BOARD COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. William F. Williams, Jr. was a former Vice President of Jersey Shore State Bank who retired in January 1992.
Mr. James E. Plummer retired from Jersey Shore State Bank in June 1995. He was the President of Lock Haven Savings Bank until April 1995. They are currently members of the Salary Committee. Mr. Williams has no disclosable relationships or related transactions with the Corporation, the Bank or any other subsidiary. Mr. Plummer has no disclosable relationships or related transactions with the Corporation or any other subsidiary. He is Secretary of the Board of Directors of the Bank.

               SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly dollar change in the cumulative shareholder return on the Corporation's common stock against the cumulative total return of the S&P 500 Stock Index and the Peer Group Index for the period of five fiscal years commencing January 1, 1991 and ending December 31, 1995. The shareholder return shown on the graph below is not necessarily indicative of future performance.

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

             Penns Woods Bancorp, Inc. Common Stock,
                  S&P 500 & Peer Group Index (1)

                [Performance Graph Appears Here.]



                                 1990         1991         1992         1993         1994         1995
                                 ----         ----         ----         ----         ----         ----
S & P 500                      $100.00      $126.31      $131.95      $141.25      $139.08      $186.52
Peer Group                     $100.00      $100.68      $127.57      $180.73      $209.17      $222.46
Penns Woods Bancorp, Inc.      $100.00      $100.52      $119.05      $205.90      $245.90      $288.08

(1) The Peer Group for which information appears above includes the following companies: ACNB Corporation; CNB Financial Corporation; Citizens and Northern Corporation; Drovers Bancshares Corporation; First West Chester Corporation; Franklin Financial Services Corp.; Hanover Bancorp Inc.; Penn Security Bank and Trust Company; Pennrock Financial Services Corp.; and Sterling Financial Corporation. These companies were selected based on four criteria: total assets between $225 million and $675 million; market capitalization greater than $45 million; headquarters located in Pennsylvania; and not quoted on the NASDAQ stock market. This is the same Peer Group Index as used in 1994.

                  EXECUTIVE EMPLOYMENT AGREEMENT

     In January 1995, the Corporation and the Bank entered into an Employment Agreement with Theodore H. Reich, Director, President and Chief Executive Officer of the Corporation and the Bank. Under the terms of the Employment Agreement, Mr. Reich will serve as President and Chief Executive Officer of the Corporation. The initial term of the Employment Agreement is three years, subject to an automatic one year extension on each anniversary date thereof, unless either party gives notice to the other of an intention not to renew. Under the Employment Agreement, the Corporation or the Bank will pay an annual base salary of $160,000 to the executive. This base salary will be reviewed annually by the Board of Directors and will be subject to annual adjustments. In addition, the Board of Directors of the Corporation in its sole discretion provide for the payment of periodic bonuses to the executive. The Employment Agreement also provides for the payment of severance benefits in the event of termination as result of death, disability or without cause as defined in the Employment Agreement by the Corporation or for Good Reason (as defined in the Employment Agreement) by the executive. In the event of the executive's termination as a result of his death, the Corporation or the Bank will make a lump sum payment to his estate in an amount equal to the highest of the base salaries paid to the executive over the three calendar years preceding his termination due to his death but in any event not less than $160,000. In the event of his termination as a result of disability, the Corporation or the Bank will pay to the executive annually an amount equal to his base salary in effect immediately prior to his termination because of a disability for a period of three years beginning on the date of such termination. However, payment of such amount will be reduced by the sum of any benefits payable to the executive under any disability plan of the Corporation or the Bank or under any government regulated plan. In the event of the termination by the executive for Good Reason (as defined in the Employment Agreement) or by the Corporation or the Bank without cause, the executive will receive annually for a period of three years following the date of termination an amount equal to the highest of his base salaries over the three years preceding the date of his termination but in any event not less than $160,000 and an amount equal to the average of the three highest annual base salaries paid to the executive over the five years preceding the date his termination. The Employment Agreement also requires the Corporation or the Bank to provide certain medical and health benefits to the executive and his spouse following his termination.

     The Employment Agreement also contains a covenant which restricts the ability of the executive to compete with the Corporation for a period of three years following his termination unless such termination was by the executive for Good Reason or by the Corporation or the Bank for other than cause.

                       CERTAIN TRANSACTIONS

     There have been no material transactions between the Corporation and the Bank, nor any material transactions proposed, with any Director or executive officer of the Corporation and the Bank, or any associate of the foregoing persons. The Corporation and the Bank have had, and intend to continue to have, banking and financial transactions in the ordinary course of business with Directors and Officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Corporation and the Bank.

     Total loans outstanding from the Bank at December 31, 1995 to the Corporation's and the Bank's Officers and Directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $1,781,247 or approximately 6.89% of the total equity capital of the Bank. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

                        LEGAL PROCEEDINGS

     In the opinion of the management of the Corporation and the Bank, there are no proceedings pending to which the Corporation and the Bank are a party or to which their property is subject, which, if determined adversely to the Corporation and the Bank, would be material in relation to the Corporation's and the Bank's undivided profits or financial condition. There are no proceedings pending other than ordinary, routine litigation incident to the business of the Corporation and the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation and the Bank by the government authorities.

               RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors of the Corporation has appointed the firm of Parente, Randolph, Orlando, Carey & Associates, certified public accountants (the "Auditors"), of Williamsport, Pennsylvania, as the Corporation's independent auditors for its 1996 fiscal year. Such appointment is being submitted to shareholders for ratification.

     The Auditors served as the Corporation's independent public accountants for the 1995 fiscal year, assisted the Corporation and the Bank with the preparation of their federal and state tax returns and provided assistance in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates. The non-audit services were approved by the Corporation's and the Bank's Board of Directors after due consideration of the effect of the performance thereof on the independence of the auditors and after the conclusions by the Corporation's and the Bank's Board of Directors that there was no effect on the independence of the auditors. The Corporation has been advised by the Auditors that none of its members has any financial interest in the Corporation. The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Parente, Randolph, Orlando, Carey & Associates as the independent auditors for the Corporation for the year ending December 31, 1996.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION FOR THE APPOINTMENT OF PARENTE, RANDOLPH, ORLANDO, CAREY & ASSOCIATES AS THE CORPORATION'S INDEPENDENT AUDITORS FOR THE 1996 FISCAL YEAR. The affirmative vote of a majority of all votes cast at the Annual Meeting is required to ratify the appointment. All proxies will be voted "FOR" ratification appointment unless a shareholder specifies to the contrary on such shareholder's proxy card.

     ADDITIONAL INFORMATION REGARDING DIRECTORS AND OFFICERS

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act"), requires the Corporation's Officers and directors, and any persons owning ten percent or more of Penns Woods' common stock, to file in the personal capacities initial statements of ownership, statements of changes in ownership and annual statements of ownership with the Securities and Exchange Commission (the "SEC"). Persons filing such ownership statements are required by Sec regulation to furnish Penns Woods with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that "late filings" be disclosed in Penns Woods' proxy statement. Based solely on Penns Woods' review of any copies of such statements received by it, Penns Woods believes that during 1995, James M. Furey, Lynn S. Bowes,
Howard M. Thompson and Jay H. McCormick each inadvertently neglected to file on a timely basis, statements in changes of ownership.

                          ANNUAL REPORT

     A copy of the Corporation's Annual Report and Form 10K for its fiscal year ended December 31, 1995 is enclosed with this Proxy Statement. A representative of Parente, Randolph, Orlando, Carey & Associates, the accounting firm which examined the financial statements in the Annual Report, will attend the Annual Meeting. This representative will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.

                      SHAREHOLDERS PROPOSALS

     Securities and Exchange Commission Regulations permit shareholders to submit proposals for consideration at Annual Meetings of Shareholders. Any such proposals for the Corporation's Annual Meeting of Shareholders to be held in 1997, must be submitted in writing to the President of Penns Woods Bancorp, Inc. at its principal executive office, 300 Market Street, P.O. Box 967, Williamsport, PA 17703-0967, on or before November 25, 1996, and must comply with applicable Regulations of the Commission in order to be included in proxy materials relating to that Meeting.

                          OTHER MATTERS

     The Board of Directors of the Corporation is not aware that any other matters are to be presented for action, other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any other matters properly come before the Meeting, or any adjournments thereof, the holder(s) of any Proxy is (are) authorized to vote thereon at their discretion.

                      ADDITIONAL INFORMATION

     UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1995, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM THEODORE H. REICH, PRESIDENT, PENNS WOODS BANCORP, INC.

                              By Order of the Board of Directors


                              /s/ Theodore H. Reich

                              Theodore H. Reich
                              President and
                              Chief Executive Officer

Dated:   March 22, 1996

March 22, 1996

                   ANNUAL DISCLOSURE STATEMENT
                     NOTICE OF AVAILABILITY:

     Financial information about this bank is available to our customers, shareholders and the general public, on request. In accordance with Federal regulations to facilitate more informed decision-making by depositors, and the general public, we will provide an ANNUAL DISCLOSURE STATEMENT containing financial information for the last two years. This information will be updated each year as of March 31.

TO OBTAIN A COPY:

     A copy of the ANNUAL DISCLOSURE STATEMENT can be obtained by contacting:

          Sonya E. Hartranft, Controller
          Jersey Shore State Bank
          P.O. Box 967
          300 Market Street
          Williamsport PA  17703-0967
          (717) 322-1111

                           Proxy Card

                    PENNS WOODS BANCORP, INC.

                              PROXY

     ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 1996 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder(s) of Penns Woods Bancorp, Inc., (the "Corporation") hereby constitutes and appoints Ronald A. Walko, Hubert A. Valencik and Sonya E. Hartranft and each of any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of the Corporation, standing in my (our) names on its books on March 1, 1996, at the Annual Meeting of Shareholders of the Corporation to be held at the Williamsport Branch office, Jersey Shore State Bank, 300 Market Street, P.O. Box 967, Williamsport, Pennsylvania 17703-0967 on April 24, 1996 at 12:30 p.m. prevailing time, and at any adjournment or postponement thereof as follows:

     Mark an "X" below to indicate your vote.

     1.  ELECTION OF DIRECTORS TO SERVE FOR A THREE-YEAR TERM
Lynn S. Bowes,, William S. Frazier, Jay H. McCormick
______FOR all nominees listed above (except as marked to the contrary)

 ______WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW)

     2.  Proposal to Ratify the selection of Parente, Orlando,
Carey & Associates, Certified Public Accounts, of Williamsport,
Pennsylvania, as the independent auditors for the Corporation for the year ending December 31, 1996.

______FOR      ______AGAINST      ______ABSTAIN

     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE, FOR PROPOSAL 2 AND IN THE BEST JUDGEMENT OF THE PERSONS NAMED IN THIS PROXY WITH RESPECT TO PROPOSAL 3.

Dated:_______________, 1996
___________________________
___________________________
Signature(s)

Number of Shares Held of Record on March 1, 1996 ________________

     THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER(S) AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE, WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE.
IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN, IF STOCK IS HELD JOINTLY, EACH OWNER MUST SIGN.